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EXHIBIT VI

JOINT FILING STATEMENT
PURSUANT TO RULE 13d-1(k)(1)

        The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: June 25, 1998
/s/ MICHAEL W. RESCHKE Michael W. Reschke

PGLP, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME FINANCE, INC.

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP LIMITED PARTNERSHIP

	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: Managing General Partner

PRIME FINANCING LIMITED PARTNERSHIP

	By:	Prime Finance, Inc., its managing general partner
	By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP II, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP III, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP IV, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

PRIME GROUP V, L.P.

By:	PGLP, Inc., its managing general partner
By:	/s/ MICHAEL W. RESCHKE Name: Michael W. Reschke Title: President

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  EXHIBIT VI
JOINT FILING STATEMENT PURSUANT TO RULE 13d-1(k)(1)